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                                                                      Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference into the Company's previously filed Registration Statements of Forms S-1 (Nos. 333-89153, 333-79935), Forms S-3 (Nos. 333-64444, 333-64432,
333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855,
333-73009, 333-52331, 333-37585) and Forms S-8 (Nos. 333-54246, 333-30345,
333-30321), of our report dated March 27, 2002, included in NeoTherapeutics, Inc.'s Form 10-K for the year ended December 31, 2001.



Orange County, California
April 1, 2002